                                                                   EXHIBIT 10.47

                             AMENDMENT NO. 4 TO THE
                     NOBLE DRILLING CORPORATION THRIFT PLAN


         Pursuant to the provisions of Section 13.1 thereof, the Noble Drilling Corporation Thrift Plan, as amended and restated effective as of August 1, 1989 (the "Plan"), is hereby amended in the following respects only:

         FIRST: Effective as of August 1, 1989, Section 2.9 of the Plan is hereby amended by restating the last sentence thereof as two sentences to read as follows:

         Any provision of this Section to the contrary notwithstanding, (i) the Compensation of a Participant taken into account under the Plan for any Plan Year commencing after December 31, 1988, shall not exceed $200,000 (as adjusted to take into account any cost-of-living increase authorized pursuant to Section 401(a)(17) of the Code), and (ii) the Compensation of a Participant taken into account under the Plan for any Plan Year commencing after December 31, 1993, shall not exceed $150,000 (as adjusted to take into account any cost-of-living increase authorized pursuant to Section 401(a)(17)(B) of the Code). In determining the Compensation of a Participant, the rules of Section 414(q)(6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age 19 prior to the end of the Plan Year.

         SECOND: Effective as of August 1, 1989, Section 2.24(c) of the Plan is hereby amended by restatement in its entirety to read as follows:

                 (c) Any provision of this Section to the contrary notwithstanding, (i) the Limitation Compensation of a Participant taken into account under the Plan for any Plan Year commencing after December 31, 1988, shall not exceed

         $200,000 (as adjusted to take into account any cost-of-living increase authorized pursuant to Section 401(a)(17) of the Code), and (ii) the Limitation Compensation of a Participant taken into account under the Plan for any Plan Year commencing after December 31, 1993, shall not exceed $150,000 (as adjusted to take into account any cost-of-living increase authorized pursuant to Section 401(a)(17)(B) of the Code).


         THIRD: Effective as of August 1, 1989, Section 2.31 of the Plan is hereby amended by restatement in its entirety to read as follows:

                 2.31 "Plan" shall mean this profit sharing plan known as the Noble Drilling Corporation Thrift Plan, as set forth herein and as hereafter amended from time to time.

         FOURTH: Effective as of January 1, 1993, Article VII of the Plan is hereby amended by adding to the end thereof a section to read as follows:

                 7.14 Transfer of Eligible Rollover Distribution. If a Participant is entitled to receive an eligible rollover distribution (as defined in Section 402(c) of the Code and the regulations thereunder) from the Plan, such Participant may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to any of the following specified by such
         Participant: an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in
         Section 408(b) of the Code (other than an endowment contract), a defined contribution plan qualified under Section 401(a) of the Code the terms of which permit rollover contributions or an annuity plan described in Section 403(a) of the Code. If the surviving spouse of a deceased Participant is entitled to receive an eligible rollover distribution from the Plan, such surviving spouse may elect to have the Committee direct the Trustee to transfer the entire amount of such distribution directly to either an individual retirement account described in Section 408(a) of the Code or an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract) specified by such surviving spouse. If an alternate payee under a qualified domestic relations order (as defined in Section 414(p) of the Code) is the spouse or former spouse of the Participant specified in the qualified domestic relations order, this Section shall apply to such alternate payee as if the alternate payee were a Participant. A distributee of an eligible rollover distribution of $500 or more who is entitled to make an election under this Section may specify that some portion less than the entire amount of such distribution be transferred in accordance with this Section, but only if the portion specified is $500 or more. This Section shall not apply to eligible rollover distributions to a distributee for a calendar year if all such distributions from the Plan to such distributee within such calendar year are reasonably expected to total less than $200.

         FIFTH: Effective as of January 1, 1994, Section 11.2 of the Plan is hereby amended by adding to the end of the first paragraph thereof a sentence to read as follows:

         Every interpretation, choice, determination or other exercise by the Committee of any discretion given either expressly or by implication to it shall be conclusive and binding upon all parties directly or indirectly affected, without restriction, however, on the right of the Committee to reconsider and redetermine such actions.

         SIXTH: Effective as of January 1, 1994, Section 13.1 of the Plan is hereby amended by restatement in its entirety to read as follows:

                 13.1 Amendment. Noble Drilling Corporation reserves the right to alter, amend, and modify the Plan and the Trust Agreement, in whole or in part, at any time by action of the Board of Directors; provided, however, that it shall be impossible, except as provided in
         Section 13.2, for any part
         of the corpus or income of the Fund to be used for or diverted to any purpose other than for the exclusive benefit of Participants and their beneficiaries. Any such amendment shall be made by or pursuant to a resolution duly adopted by the Board of Directors and shall be evidenced by such resolution or by a written instrument executed by such person as the Board of Directors shall authorize for such purpose. With the consent of the Board of Directors and subject to such procedure as it may prescribe, each Affiliated Company that has adopted the Plan shall have the right and power at any time and from time to time to amend this Plan, in whole or in part, with respect to the Plan's application to the Participants who are or were employees of such Affiliated Company and their beneficiaries and the assets held in trust for their benefit, or to transfer such assets or any portion thereof to a new trust for the benefit of such Participants and beneficiaries.

         IN WITNESS WHEREOF, this Amendment has been executed this 30 day of December, 1994.

                                       NOBLE DRILLING CORPORATION



                                       By: /s/ Byron L. Welliver
                                          -----------------------
                                           Byron L. Welliver
                                           Senior Vice President-Finance